                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          LIGAND PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       LIGAND PHARMACEUTICALS INCORPORATED



                                                                  APRIL 21, 1997


To the Stockholders of
  LIGAND PHARMACEUTICALS INCORPORATED


     You are cordially invited to attend the Annual Meeting of the Stockholders of Ligand Pharmaceuticals Incorporated, to be held on Wednesday, May 21, 1997 at 9:00 a.m. at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.




     San Diego, California             David E. Robinson
                              President and Chief Executive Officer







                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                       LIGAND PHARMACEUTICALS INCORPORATED
                             9393 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                             -----------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1997
                             -----------------------



To the Stockholders of
  LIGAND PHARMACEUTICALS INCORPORATED


     The Annual Meeting of Stockholders of Ligand Pharmaceuticals Inc. (the "Company") will be held at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California on Wednesday, May 21, 1997 at 9:00 a.m. (the "Annual Meeting") for the following purposes:

         1. To elect the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified. Management has nominated the following persons for election at the Annual Meeting:
     David E. Robinson, Henry F. Blissenbach, Alexander D. Cross, John Groom, Irving S. Johnson, Carl C. Peck and William C. Shepherd.

         2. To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock authorized for issuance under such Plan by 875,000 shares to a total of 7,303,457 shares.

         3. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares of Common Stock available for purchase under such Plan by 40,000 shares to a total of 206,500 shares.

         4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Any stockholders of record at the close of business on April 11, 1997 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. If you do not plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                       By Order of the Board of Directors



                                       WILLIAM L. RESPESS
                                       Secretary

San Diego, California
April 21, 1997

                       LIGAND PHARMACEUTICALS INCORPORATED
                             9393 Towne Centre Drive
                           San Diego, California 92121

                      ------------------------------------
                                 PROXY STATEMENT
                      ------------------------------------

                     For the Annual Meeting of Stockholders
                                   To Be Held
                                  May 21, 1997




                                     GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company" or "Ligand"), for use at the annual meeting of stockholders to be held on May 21, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California. Stockholders of record on April 11, 1997 will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about April 21, 1997.

     On April 11, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were approximately 32,500,233 shares of common stock, par value $.001 (the "Common Stock"), outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

     Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9393 Towne Centre Drive, San Diego, California 92121, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

     At the record date, directors and executive officers may be deemed to be beneficial owners of an aggregate of 4,905,084 shares of the Common Stock, constituting approximately 14.6% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Such directors and officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the proposals. The approval of the proposals is not assured. See "Principal Stockholders" and "Security Ownership of Directors and Management."

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders within the range of seven to
11. The authorized number of directors is currently eight. The Board of Directors has selected seven nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The proxies received by the proxyholders cannot be voted for more than seven directors and, unless otherwise instructed, the proxyholders will vote such proxies for the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

NOMINEES

     The following table sets forth information regarding the nominees.

                                                                                      Year First
              Name                         Positions and Offices Held              Elected Director            Age
              ----                         --------------------------              ----------------            ---
David E. Robinson                          Chairman, President, Chief                    1991                  48
                                           Executive Officer and Director

Henry F. Blissenbach (A)                   Director                                      1995                  54

Alexander D. Cross, Ph.D. (B)              Director                                      1991                  65

John Groom (A)(B)                          Director                                      1995                  57

Irving S. Johnson, Ph.D.                   Director                                      1989                  71

Carl C. Peck, M.D.                         Nominee                                        N/A                  55

William C. Shepherd                        Director                                      1992                  58


__________________________________
(A)  Member of Compensation Committee.
(B)  Member of Audit Committee.


BUSINESS EXPERIENCE OF DIRECTORS

     DAVID E. ROBINSON has served as President and Chief Executive Officer and a Director of Ligand since 1991. Since May 1996, Mr. Robinson has also served as Chairman of the Company. Prior to joining Ligand, he was Chief Operating Officer at Erbamont, a pharmaceutical company. Prior to that, Mr. Robinson was President of Adria Laboratories, Erbamont's North American Subsidiary. He also was employed in various executive positions for more than 10 years by Abbott Laboratories, most recently as Regional Director of Abbott Europe. Mr. Robinson received his B.A. in political science and history from MacQuaire University and his M.B.A. from the University of South Wales, Australia. Mr. Robinson is a Director of the Cancer Center Foundation of the University of California at San Diego and the California Healthcare Institute (CHI), as well as Neurocrine Biosciences Inc. and several private health care companies.

     HENRY F. BLISSENBACH has served as a Director since May 1995 and currently serves as a member of Ligand's Compensation Committee. Dr. Blissenbach joined Diversified Pharmaceutical Services, a subsidiary company of SmithKline Beecham, in August 1986 and served as President until March 1997. Dr. Blissenbach was recently named Chief Pharmacy Officer for SmithKline Beecham's Health Care Services. He earned his Doctor of Pharmacy (Pharm.D.) degree at the University of Minnesota, College of Pharmacy. He has held an academic appointment in the College of Pharmacy, University of Minnesota, since 1981. He has vast experience in managed health care, and has served in numerous advisory capacities with pharmaceutical manufacturers and managed care entities over the past many years. Dr. Blissenbach currently serves on the Board of Directors for Chronimed, Inc., and is a member of Ligand's Compensation Committee.

     ALEXANDER D. CROSS, PH.D. has served as a Director of Ligand since March 1991 and currently serves as a member of Ligand's Audit Committee. Dr. Cross has been an independent consultant in the fields of pharmaceuticals and biotechnology since January 1986. Dr. Cross was President and Chief Executive Officer of Zoecon Corporation, a biotechnology company, from April 1983 to December 1985, and Executive Vice President and Chief Operating Officer from 1979 to 1983. Dr. Cross currently serves as Chairman of the Board of Directors and Chief Executive Officer for Cytopharm, Inc. He is a member of the Boards of Directors of Myelos Neurosciences and Failure Group, Inc.

     JOHN GROOM has served as a Director since May 1995 and currently serves as a member of Ligand's Audit Committee and Compensation Committee. Mr. Groom has served as President and Chief Operating Officer of Elan Corporation, plc ("Elan") since January 1997, having previously served from July 1996 to January 1997 as Chief Operating Officer and a director on the Board of Directors of Elan. Previously, he was President, Chief Executive Officer, and a director on the Board of Directors of Athena Neurosciences, Inc. from 1987 until its acquisition by Elan in July 1996. From 1960 until 1985, Mr. Groom was employed by Smith Kline & French Laboratories (SK&F), the pharmaceutical division of the then SmithKline Beechman Corporation. He held a number of positions at SK&F including President of SK&F International, Vice President, Europe, and Managing Director, United Kingdom. Mr. Groom has also served as Chairman of the International Section of the Pharmaceutical Manufacturers Association. Mr. Groom also serves as a director on the Board of Directors of IDEC Pharmaceuticals Corporation and the California Healthcare Institute and is a public trustee on the Board of Trustees of the American Academy of Neurology Education and Research Foundation. Mr. Groom is Fellow of the Association of Certified Accountants (UK).

     IRVING S. JOHNSON, PH.D. has served as a Director of Ligand since March 1989. Dr. Johnson is currently an independent consultant in biomedical research. From 1953 until his retirement in November 1988, Dr. Johnson held various positions with Eli Lilly & Company, a pharmaceutical company, including Vice President of Research from 1973 until 1988. He has published almost 90 scientific articles, contributed to over 30 books and has served on numerous editorial boards, society committees and advisory committees of the National Academy of Sciences and the National Institutes of Health including the Recombinant DNA Advisory Committee (RAC), and was the recipient of the First Annual Congressional Award in Science and Technology. Dr. Johnson is a member of the Board of Directors of Agouron Pharmaceuticals, Inc. and Allelix Biopharmaceuticals. He served on the Board of Directors of Glycomed, Inc. (1990 to 1991) until its merger with Ligand and on the Board of Directors of Athena Neurosciences (1989 to 1996) until its merger with Elan. He currently serves on the Scientific Advisory Boards of both Ligand and Elan.

     CARL C. PECK, M.D. has been nominated to serve on the Ligand Board of Directors. Dr. Peck is currently Professor of Pharmacology and Medicine and Director of the Center for Drug Development Science at Georgetown University Medical Center. Dr. Peck was Boerhaave Professor of Clinical Drug Research at Leiden University from November 1993 to July 1995. From October 1987 to November 1993, Dr. Peck was Director, Center for Drug Evaluation and Research of the Food and Drug Administration. He has held many academic positions prior to October 1987, including Professor of Medicine and Pharmacology, Uniformed Services University, from 1982 to October 1987. He is author of more than 100 original research papers, chapters and books with regard to his area of expertise.

     WILLIAM C. SHEPHERD has served as a Director of Ligand since July 1992. Mr. Shepherd has been President and Chief Executive of specialty health care company Allergan, Inc. ("Allergan") since January 1992, before assuming the additional title of Chairman in January 1996. He has held many other executive positions at Allergan during the past 30 years, including President of Allergan U.S., Senior Vice President, U.S. Operations, and Chief Operating Officer. Mr. Shepherd has been a Director of Allergan since 1984.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 1996. Each director attended at least 75% of the meetings of the Board of Directors and of the committees on which such director served (with the exception of Mr. Groom who attended 50 percent of the meetings of the Board of Directors, but who actually participated in 60 percent of the actions of the Board of Directors, including actions taken by way of written consent of directors).

     The Company has an Audit Committee and a Compensation Committee of the Board of Directors. The Company does not have a Nominating Committee or a committee that performs the functions of a Nominating Committee.

     The Audit Committee was established in March 1992 and is primarily responsible for reviewing the financial reporting process and the Company's internal accounting controls, and approving the services performed by, and the independence of, the Company's auditors. This Committee currently consists of Dr. Cross and Mr. Groom. The Audit Committee held two meetings during the fiscal year ended December 31, 1996.

     The Compensation Committee was established in March 1992 and reviews and approves the Company's compensation policy. This committee currently consists of Messrs. Henry F. Blissenbach and John Groom. The Compensation Committee held seven meetings during the fiscal year ended December 31, 1996.

DIRECTOR COMPENSATION

     Certain non-employee outside Directors are paid fees for serving on the Board of Directors, plus reimbursement of expenses incurred in connection with such service. All Directors are elected annually and hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. Certain directors have commitments from Ligand pursuant to which they are paid consulting fees for each Board meeting as well as for certain other activities. See "Certain Relationships and Related Transactions." Each individual who first becomes a non-employee Board member at or after this Annual Meeting, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 16,237 shares of Common Stock. In addition, each non-employee Board member who is re-elected will automatically be granted a non-statutory stock option to purchase 8,118 shares of Common Stock. Each automatic grant will have an exercise price per share equal to fair market value of the Common Stock on the grant date. The option will become exercisable beginning one year after the grant date. The option will have a term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the nominees listed herein.

                                 PROPOSAL NO. 2
                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                      1992 STOCK OPTION/STOCK ISSUANCE PLAN


     Stockholders are being asked to consider and vote upon a proposal to ratify and approve a certain amendment to Ligand's 1992 Stock Option/Stock Issuance Plan (the "Plan"). The amendment proposed to the Plan was adopted by the Compensation Committee on April 8, 1997. The amendment will increase the number of shares authorized for issuance under the Plan by 875,000 shares to a total of 7,303,457 shares.

     The Plan was originally adopted by the Board and was approved by the stockholders in 1992. Certain amendments to the Plan were subsequently approved by the Board and by the stockholders, the most recent occurring in 1996.

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the amendment to the Plan. The Plan, as amended, will become effective immediately upon approval by the stockholders at the Annual Meeting. The following is a summary of all the material terms and provisions of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of Ligand at the corporate offices in San Diego, California.

PLAN STRUCTURE

     The Plan is divided into three separate parts:

     - The Discretionary Grant Program, under which employees and consultants of Ligand and its wholly-owned subsidiaries (other than non-employee Board members) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Ligand Common Stock at an exercise price not less than 85% of the fair market value of each such share on the grant date. The granted options may be either incentive stock options which are designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory options not intended to satisfy such requirements.

     - The Automatic Grant Program, under which an option grant will be made to each individual upon first joining the Board of Directors as a nonemployee member and subsequent annual automatic option grants will be made to each individual who is re-elected as a nonemployee director of Ligand.

     - The Stock Issuance Program, under which eligible individuals will be allowed to effect immediate purchases of Ligand Common Stock at the fair market value of each such share, or at discounts of up to 15% from the fair market value of any such share, including shares which may be issued in consideration for past or future services without any cash payment required of the participant.

     As of April 1, 1997, approximately 340 officers and employees of Ligand and its wholly-owned subsidiaries were eligible to participate in the Discretionary Grant Program and the Stock Issuance Program. There are currently five nonemployee directors standing for re-election who will be eligible to receive automatic grants under the Automatic Grant Program.

PLAN ADMINISTRATION

     Option grants under the Discretionary Grant Program and stock issuances under the Stock Issuance Program are to be made by a committee of two or more nonemployee Board members (the "Plan Administrator") appointed by the Board. Members of the committee will be ineligible to participate in the Plan or in any stock option, stock issuance or other stock plan of Ligand, except to the extent such individuals become entitled to a special option grant under the Automatic Grant Program. The selected committee members will serve for such period of time as the Board may determine and will be subject to removal by the Board at any time.

     The Committee will have the sole and exclusive authority, subject to the provisions of the Plan, to determine the eligible individuals who are to receive options under the Discretionary Grant Program or the Stock Issuance Program, the number of shares to be covered by each granted option or issuance, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Committee will also have the authority to determine whether the granted option is to be an incentive stock option ("Incentive Option") under the Federal tax laws and to establish rules and regulations for proper plan administration. Options grants under the Automatic Grant Program will be made in strict compliance with the express provisions of that program, and the Committee will not have any discretionary authority with respect to those option grants.

ISSUABLE SHARES

     Shares of Ligand Common Stock will be available for issuance under the Plan. The maximum number of shares of Common Stock reserved for issuance over the 10-year term of the Plan, measured from the Effective Date of the Plan, will not exceed 7,303,457 shares. Such authorized share reserve is comprised of (i) the number of shares issued under the predecessor plans, (ii) the number of shares that remained available for issuance under the Plan and its predecessor plans, including the shares subject to the outstanding options incorporated into the Plan and any other shares that would have been available for future option grant or share issuance under the predecessor plans as last approved by the stockholders, plus (iii) an additional 875,000 shares being added to the Plan pursuant to this Proposal. The share reserve available for issuance under the Plan will be subject to periodic adjustment for changes in Ligand's Common Stock occasioned by stock splits, stock dividends, recapitalizations, conversions or other changes affecting the outstanding Common Stock as a class without Ligand's receipt of consideration. To the extent any of the incorporated options are subsequently exercised, the number of shares issued under those options will reduce, on a share-for-share basis, the number of shares available for issuance under the Plan.

     Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the Plan. Shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the Plan and all shares issued under the Plan, whether or not such shares are subsequently reacquired by Ligand pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Ligand Common Stock available for subsequent grants.

     No more than 1,000,000 shares may be granted to any one optionee over the lifetime of the Plan.

TERMS OF DISCRETIONARY GRANT PROGRAM

     Option Price and Term. The option price per share for incentive stock options will not be less than 100% of the fair market value of each share of Ligand Common Stock issuable under the option on the grant date of such option. The option price per share for nonstatutory stock options may not be less than 85% of the fair market value per share of each share of Ligand Common Stock issuable under the option on the grant date of such option. No option will have a term in excess of 10 years measured from the grant date.

     Valuation. For purposes of establishing the option exercise price for Ligand Common Stock, the "Fair Market Value" per share of the stock on any relevant date will be the closing selling price per share on such date, as quoted on the Nasdaq National Market. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of Fair Market Value.

     Vesting of Options. The vesting schedule for each granted option will be determined by the Plan Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to Ligand's repurchase rights or (iii) exercisable in installments for vested shares over the optionee's period of service. At a minimum, options must vest at a rate of at least 20% each year and must be fully vested at the end of five years.

     Payment. Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of common stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to Ligand, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

     Financial Assistance. The Plan Administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Plan by (i) authorizing a loan from Ligand or (ii) permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

     Termination of Service. Should the optionee cease to remain in Ligand's service while holding one or more options under the Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant, subject to certain minimum post-service periods. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during such limited period, be exercisable only to the extent of the number of shares for which the option is exercisable on the date of the optionee's cessation of service.

     Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares subsequently purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Plan Administrator at the time of the option grant or
(ii) the specified expiration date of the option term.

     The Plan Administrator will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     Stockholder Rights and Option Assignability. No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

     Special Acceleration Agreements. In addition to the acceleration provisions of the Plan, Ligand has entered into agreements with its employees, including each of the Named Executive Officers (as defined below) apart from David E. Robinson, holding outstanding options under the Plan, pursuant to which such options will automatically accelerate in the event that such individual's employment is terminated in connection with a change in control of Ligand. The change in control events under these agreements include transactions in addition to those in effect for Plan purposes. These agreements assure such individuals that either their outstanding options under the Plan will be assumed by the successor entity in connection with such a change in control or that such options shall become fully exercisable immediately prior to the effective date of the change in control so that such individuals will have the opportunity to receive the appreciated value of their outstanding options despite the change in control. Mr. Robinson has entered into an employment agreement with Ligand that provides for the immediate acceleration, except under certain limited circumstances, of Mr. Robinson's outstanding options in the event that he elects to terminate this agreement in connection with certain events, including, without limitation, a change in control. The terms of this agreement are summarized below under "Executive Compensation And Other Information--Employment Contracts and Change of Control Arrangements."

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Ligand.

     Stock Appreciation Rights. At the discretion of the Plan Administrator, options may be granted with stock appreciation rights. The stock appreciation rights which are authorized for issuance under the Plan are tandem rights which require the option holder to elect between the exercise of the underlying option for shares of common stock and the surrender of such option for an appreciation distribution.

     These tandem stock appreciation rights provide the holders with the right to receive an appreciation distribution from Ligand equal in amount to the excess of (i) the fair market value (on the date of exercise) of the shares of common stock for which the underlying option is at the time exercisable over
(ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in common stock.

     Cancellation/Regrant. The Plan Administrator will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Grant Program which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the lower market price of the common stock at the time of grant.

TERMS OF AUTOMATIC GRANT PROGRAM

     Each individual who first becomes a nonemployee Board member, whether through election by the stockholders or appointment by the Ligand Board, and who was not otherwise in the prior employ of Ligand will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 16,237 shares of Ligand Common Stock. Further, at each annual Stockholders Meeting, each individual who is at that time reelected as a nonemployee Board member will automatically be granted a nonstatutory stock option under the new Automatic Grant Program to purchase an additional 8,118 shares of Ligand Common Stock. There is no limit on the number of such 8,118-share option grants the nonemployee Ligand Board member may receive over his or her period of Board service.

     Each such option grant will be subject to the following terms and conditions:

         (i) The option price per share will be equal to 100% of the Fair Market Value per share of Common Stock on the grant date.

         (ii) Each option is to have a term of 10 years measured from the grant date.

         (iii) Each automatic grant will become exercisable in full one year from the automatic grant date.

         (iv) The option will remain exercisable for a three-month period following the optionee's cessation of Ligand Board membership for any reason other than death. Should the optionee die while any option is still exercisable, then such option will remain exercisable for a 36-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the maximum option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it was exercisable at the time of the optionee's cessation of membership on the Ligand Board. To the extent the option was not exercisable for one or more option shares at the time of the optionee's cessation of membership on the Ligand Board, the option will immediately terminate and cease to be outstanding with respect to those shares.

         (v) The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

         (vi) The terms and provisions of the Automatic Grant Program and the outstanding options thereunder may not be amended or modified at intervals more frequently than once every six months, except as otherwise required to comply with applicable Federal tax laws and regulations.

TERMS OF STOCK ISSUANCE PROGRAM

     Issue Price. The purchase price per share will not be less than 85% of the fair market value of any share of Ligand Common Stock being issued on the date the Plan Administrator authorizes the issuance.

     Vesting of Shares. The vesting schedule for each share issued will be determined by the Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to Ligand's repurchase right, over the participant's period of service. At a minimum, shares must vest at a rate of at lest 20% per year and must be fully vested at the end of five years.

     Stockholder Rights. The recipient of the share issuance will have full stockholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the Plan, except for certain limited family transfers.

     Repurchase Rights. Should the recipient of unvested shares cease to remain in Ligand's service before vesting in such shares, then those unvested shares are to be immediately surrendered to Ligand for cancellation, and the recipient will have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, Ligand will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to such surrendered shares.

     Payment. Upon issuance of the shares, the issue price for the purchased shares will become immediately payable in cash, in shares of Ligand Common Stock valued at fair market value on the date of issuance, or by promissory note payable to Ligand's order. The promissory note may, at the discretion of the Plan Administrator, be subject to cancellation over the participant's period of service. Shares may also be issued for past or future services, without any cash or other payment required of the participant.

CHANGES IN CAPITALIZATION

     In the event any change is made to the Ligand Common Stock issuable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without Ligand's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option (including all discretionary and automatic option grants under the Plan and all option grants incorporated from the 1988 Stock Option Plan), and (iii) the number and/or class of securities per nonemployee member of the Ligand Board for which the special option grants will subsequently be made under the Automatic Grant Program.

     Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such Corporate Transaction, to an actual holder of the same number of shares of Ligand Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to number and class of securities available for issuance under the Plan.

     Option grants under the Plan will not affect the right of Ligand to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SPECIAL TAX WITHHOLDING ELECTION

     The Plan Administrator may provide one or more participants in the Plan with the election to have Ligand withhold, from the shares of Ligand Common Stock otherwise issuable upon the exercise of nonqualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to Plan Administrator approval, to deliver existing shares of Ligand Common Stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or modify the Plan in any or all respects whatsoever, subject, however, to the limitation on plan amendments to the Automatic Grant Program. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, the Board may not (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which automatic grants may be made to nonemployee Board members, except in the event of certain changes to Ligand's capital structure as indicated above, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the Plan without the approval of Ligand's stockholders.

     The Board may terminate the Plan at any time, and the Plan will in all events terminate on the tenth anniversary of the Effective Date. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

FEDERAL TAX CONSEQUENCES

     Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonqualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised (other than for alternative minimum tax purposes as discussed below). The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then Ligand will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will Ligand be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     While taxable income is generally not recognized upon the exercise of an incentive option, the excess of (i) the value of the shares purchased as of the date of service over (ii) the exercise price paid for such shares is included as "alternative minimum taxable income" for purposes of calculating alternative minimum tax.

     Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Ligand Common Stock under a nonqualified option, if the purchased shares are subject to repurchase by Ligand. These special provisions may be summarized as follows:

         A. If the shares acquired upon exercise of the nonqualified option are subject to repurchase by Ligand at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Ligand's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date Ligand's repurchase right lapses with respect to such shares over (ii) the exercise price paid for the shares.

         B. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonqualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to Ligand's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when Ligand's repurchase right lapses.

     Ligand will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonqualified option. The deduction will in general be allowed for the taxable year of Ligand in which such ordinary income is recognized by the optionee.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. Ligand will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of Ligand in which the ordinary income is recognized by the optionee.

     Direct Stock Issuances. The tax consequences of individuals who receive direct stock issuances under the Plan will be substantially the same as the treatment described above for the exercise of nonqualified stock options.

ACCOUNTING TREATMENT

     Option grants with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense to Ligand's earnings equal to the difference between such exercise or purchase prices and the fair market value of the shares on the option grant date or (for direct stock issuances) the fair market value on the issue date. Such expense will be accrued by Ligand over the period the optionee or share recipient vests in the option shares or directly-issued shares. Option grants and direct stock issuances at 100% of fair market value will not result in any charge to Ligand's earnings. In October 1994, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock-Based Compensation", effective for fiscal years beginning after December 15, 1995. SFAS 123 establishes the use of the fair value based method of accounting for stock-based compensation arrangements, under which compensation cost is determined using the fair value of stock-based compensation determined as of the grant date, and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in APBO No. 25 to account for stock-based compensation. The Company has decided to retain the current implicit value based method, and disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against Ligand's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Ligand Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for such rights.

OUTSTANDING OPTION GRANTS UNDER THE PLAN

     The table below shows, as to Ligand's President and Chief Executive Officer and each of the other four most highly compensated executive officers of Ligand (collectively, the "Named Executive Officers") and as to the various indicated groups, the following information with respect to stock options granted during fiscal 1997 and fiscal 1996 and during all other Plan years which are outstanding as of December 31, 1996, as well as options which Ligand has determined to grant under the Plan to the extent currently known or determinable: (i) the number of shares of Ligand Common Stock subject to options granted under the Plan during that period, and (ii) the weighted average exercise price per share for such options.

                      1992 STOCK OPTION/STOCK ISSUANCE PLAN


                                             Fiscal 1997                     Fiscal 1996               All Other Plan Years
                                       ------------------------       ------------------------       ------------------------

                                                      Weighted                       Weighted                       Weighted
Name and Principal                                     Average                        Average                         Average
------------------                     Options         Exercise       Options         Exercise       Options         Exercise
Position                                 (#)            Price           (#)            Price           (#)             Price
--------                               -------         --------       -------         --------       -------         --------
DAVID E. ROBINSON                      100,000        $   10.38       100,000        $   13.31       177,415        $   7.96
Chairman of the Board,
President, Chief Executive
Officer and Director

WILLIAM L. RESPESS                      50,000            13.00         6,750            13.31       164,001            8.54
Senior Vice President,
General Counsel,
Government Affairs and
Secretary

LLOYD E. FLANDERS                            0                0        48,750            12.13       178,093            8.77
Senior Vice President,
Pre-Clinical Development
and R&D Project
Management

STEVEN D. REICH                              0                0             0                0        90,000            8.50
Senior Vice President,
Clinical Research

PAUL V. MAIER                                0                0        58,563            12.20       130,460            8.84
Senior Vice President,
Chief Financial Officer and
Treasurer

All current directors who
are not executive officers (5
persons)                                     0                0        40,590            16.38        81,185            6.95

All current executive
officers as a group (11
persons)                               225,000            11.84       441,563            12.42     1,076,469            8.57

All employees who are not
executive officers                     168,725            13.00       491,862            12.99       980,409            8.53


NEW PLAN BENEFITS

     Effective as of the 1997 Annual Meeting, the effect of the amendment will be to increase the number of shares authorized for issuance under the Plan by 875,000 shares to a total of 7,303,457 shares. None of the 875,000 share increase has been granted prior to the date of this meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the Plan, as amended, is necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and non-employee Board members. For this reason, the Board of Directors unanimously recommends a vote FOR this proposal. If this proposal is not approved, the number of shares available for issuance will remain at 6,428,457.

                                 PROPOSAL NO. 3
                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                        1992 EMPLOYEE STOCK PURCHASE PLAN


     The stockholders are also being asked to vote on a proposal to approve an amendment to Ligand's 1992 Employee Stock Purchase Plan (the "Purchase Plan"), which amendment was approved by the Compensation Committee on April 8, 1997, subject to stockholder approval. The effect of the amendment will be to increase the number of shares available for purchase under the Purchase Plan by 40,000 shares to a total of 206,500 shares.

     The Purchase Plan was initially adopted by the Board and was approved by the stockholders in 1992. Certain amendments to the Plan were subsequently approved by the Board and by the stockholders, the most recent occurring in 1996.

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the amendment to the Plan. The Plan, as amended, will become effective immediately upon approval by the stockholders at the Annual Meeting. The following is a summary of all the material terms and provisions of the Purchase Plan. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of Ligand at the corporate offices in San Diego, California.

SHARE RESERVE AND PLAN ADMINISTRATION

     The maximum number of shares that may be sold to participants over the term of the Purchase Plan may not exceed 206,500 shares of Common Stock, assuming stockholder approval of this proposal. As of April 1, 1997, 163,053 shares of Common Stock had been issued under the Purchase Plan and 43,447 shares will be available for future issuance (assuming stockholder approval of the 40,000 share increase). Without the proposed 40,000 share increase, only 3,447 shares would be available for future issuance. Appropriate adjustments will be made to (i) the class and maximum number of securities purchasable under the Purchase Plan,
(ii) the class and maximum number of securities purchasable per participant during any one purchase period and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right in order to preserve participant rights should any change be made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding Common Stock as a class without Ligand's receipt of consideration.

     The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The committee as Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan and any outstanding purchase rights.

ELIGIBILITY

     Each individual customarily employed by Ligand or a participating subsidiary for more than 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan upon completion of five months of continuous service. As of April 1, 1997, approximately 305 employees (including nine officers of Ligand) were eligible to participate under the Purchase Plan.

PLAN OPERATION

     Shares of Ligand Common Stock will be made available to participants through a series of offering periods coincidental with the calendar year, and accordingly commencing on the first business day in January. The participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive quarterly installments on the last business day of March, June, September and December during the offering period.

     Each participant may, through authorized payroll deductions, contribute up to 10% of base pay (in one percent multiples) during each offering period. However, no participant may purchase more than 1,330 shares of Common Stock during any one offering period nor more than $25,000 worth of Common Stock (based upon the value of the Common Stock at the time the offering period begins) for each calendar year the purchase right remains outstanding.

     The purchase price will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the last business day immediately preceding the start date of the offering period or (ii) 85% of the fair market value per share of Common Stock on each quarterly date the purchase right is exercised during that offering period.

     The fair market value of the Common Stock on any relevant date will be the closing selling price per share on such date as reported on the Nasdaq National Market. As of April 11, 1997 the fair market value per share of Common Stock was $10.00, based on the closing selling price per share on such date on the Nasdaq National Market.

     No participant will have any stockholder rights with respect to the shares covered by his or her outstanding purchase right until the shares are actually purchased on his or her behalf. No purchase right will be assignable or transferable except by will or by the laws of descent and distribution following the participant's death. Accordingly, during the participant's lifetime, the purchase right will be exercisable only by the participant.

     In the event all or substantially all of the assets or outstanding capital stock of Ligand is sold by means of a sale, merger or other reorganization in which Ligand will not be the surviving corporation, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such transaction.

     The purchase right of a participant will cease to accrue automatically in the event the participant ceases to be an employee of Ligand, and any payroll deductions collected from such individual during the fiscal quarter in which such termination occurs will, at such participant's election, either (i) be refunded to the participant or (ii) held for the purchase of shares on the quarterly purchase date immediately following the cessation of employment. A participant may also terminate his or her outstanding purchase right at any time prior to the last five (5) business days of a quarterly period and receive a refund of all payroll deductions not yet applied to the purchase of Common Stock on his or her behalf.

AMENDMENT AND TERMINATION

     The Purchase Plan will terminate upon the earlier of (i) December 31, 2002 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, Ligand has specifically reserved the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Purchase Plan immediately following any quarterly purchase date. If such right is exercised by Ligand, then the Purchase Plan will terminate in its entirety, and no further purchase rights will be granted or exercised thereunder.

     The Board may amend or modify the provisions of the Purchase Plan at any time. However, the Board may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares which any one participant may purchase during a single offering period, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. Accordingly, the Participant will not recognize any taxable income at the time one or more shares of Ligand Common Stock are purchased on his/her behalf on any quarterly purchase date under the Purchase Plan.

ACCOUNTING TREATMENT

     Under present accounting principles, the issuance of Common Stock under the Purchase Plan results in a charge to Ligand's earnings equal to the difference between fair market value and the actual purchase price at the date of issuance.

PURCHASES UNDER THE PLAN

     The table below shows, as to the Named Executive Officers and as to the various indicated groups, the following information with respect to stock issuances during fiscal 1997 and fiscal 1996 and during all other Purchase Plan years which are outstanding as of December 31, 1996, as well as stock issuances under the Purchase Plan to the extent currently known or determinable: (i) the number of shares of Ligand Common Stock and (ii) the weighted average purchase price per share. Non-employee directors are not eligible to participate in the Purchase Plan.

                                         1992 EMPLOYEE STOCK PURCHASE PLAN


                                                      Fiscal 1997                 Fiscal 1996            All Other Plan Years
                                                 ---------------------       ---------------------       ---------------------

                                                              Weighted                    Weighted                    Weighted
                                                               Average                    Average                     Average
                                                 Shares       Purchase       Shares       Purchase       Shares       Purchase
                                                   (#)          Price         (#)          Price           (#)         Price
                                                 ------       --------       ------       --------       ------       --------
DAVID E. ROBINSON                                     0        $    0             0        $    0             0        $    0
Chairman of the Board, President and
Chief Executive Officer

WILLIAM L. RESPESS                                    0             0             0             0             0             0
Senior Vice President, General Counsel,
Government Affairs and Secretary

LLOYD E. FLANDERS                                     0             0             0             0             0             0
Senior Vice President, Pre-Clinical
Development and R&D Project
Management

STEVEN D. REICH                                       0             0             0             0             0             0
Senior Vice President, Clinical Research

PAUL V. MAIER                                       401          9.46         1,326          8.82         3,617          6.87
Senior Vice President,
Chief Financial Officer and Treasurer

All current directors who are not
executive officers (5 persons)                        0             0             0             0             0             0

All current executive officers as a group
(11 persons)                                        966          9.46         4,649          8.82         9,760          6.97

All employees who are not executive
officers                                         11,858          9.46        42,115          8.93        90,335          6.81

NEW PURCHASE PLAN BENEFITS

     Effective as of the Annual Meeting, the effect of the amendment will be to increase the number of shares authorized for issuance under the Purchase Plan by 40,000 shares to a total of 206,500 shares. None of the 40,000 share increase has been issued prior to the date of this meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to continue to provide meaningful equity incentives to attract and retain the services of valued employees. For this reason, the Board of Directors unanimously recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 4
                      RATIFICATION OF INDEPENDENT AUDITORS


     The Company is asking the stockholders to ratify the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the year ending December 31, 1997. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young to serve as the Company's independent auditors for the year ending December 31, 1997.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 1997 for each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                                                           Number of
                                                                                            Shares           Percent
                                            Name and Address                             Beneficially        of Class
Title of Class                             of Beneficial Owner                               Owned           Owned(1)
--------------                             -------------------                           ------------        --------
Common Stock            Allergan Pharmaceuticals (Ireland) Ltd., Inc.(2)..............     3,411,873           10.5%
                         Castlebar Road
                         Westport Count Mayo, Ireland


Common Stock            FMR Corp. (3)                                                      1,791,967            5.5%
                        82 Devonshire Street
                        Boston, Massachusetts 02109-3614




---------------


 (1) Percentage of ownership is based on 32,485,818 shares of Ligand Common Stock outstanding on April 1, 1997.
 (2) Includes 3,411,873 shares owned beneficially by Allergan Pharmaceuticals (Ireland) Ltd., Inc. ("Allergan (Ireland)"). Mr. Shepherd is President and Chief Executive Officer of Allergan. Mr. Shepherd, a director of Ligand, may be deemed to be the beneficial owner of such shares as that term is defined under federal securities regulations. Mr. Shepherd disclaims beneficial ownership of these shares.
 (3)     Based on correspondence received by the Company from FMR Corp.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 1997 for (i) each director and nominee named under "Proposal No. 1 Election of Directors," (ii) each Named Executive Officer and (iii) directors and executive officers of the Company as a group.

                                                                              Amount and Nature of
Title of Class                    Name of Beneficial Owner                  Beneficial Ownership (1)      Percent of Class (2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock                      Henry F. Blissenbach (3)                            24,355                        *

Common Stock                      Alexander D. Cross (4)                              42,029                        *

Common Stock                      John Groom (5)                                      24,355                        *

Common Stock                      Irving S. Johnson (6)                               47,255                        *

Common Stock                      William C. Shepherd (7)                          3,436,228                      10.6%

Common Stock                      David E. Robinson (8)                              414,387                       1.3%

Common Stock                      Steven D. Reich (9)                                 31,875                        *

Common Stock                      William L. Respess (10)                            272,908                        *

Common Stock                      Lloyd E. Flanders (11)                             156,596                        *

Common Stock                      Paul V. Maier (12)                                 126,061                        *

Common Stock                      Directors and executive                          4,905,084                      14.6%
                                  officers as a group
                                  (3)-(13)

----------------

*  Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Share ownership in each case includes shares issuable on exercise of certain outstanding options and warrants as described in the footnotes below.
(2) Percentage of ownership is based on 32,485,818 shares of Common Stock outstanding at April 1, 1997. In addition, for entities and individuals that hold options or warrants exercisable within 60 days of April 1, 1997, the shares of Common Stock issuable upon the exercise of such options or warrants have been included in the calculations of percentages of ownership for such entities and individuals.
(3) Includes 24,355 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(4) Includes 24,355 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days. Also includes warrants to purchase 149 shares owned beneficially by Alexander D. Cross, or his successor, Trustee, U.A., dated July 8, 1991.
(5) Includes 24,355 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(6) Includes 29,214 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(7) Includes 3,411,873 shares owned beneficially by Allergan (Ireland). Mr. Shepherd is President and Chief Executive Officer of Allergan. Mr. Shepherd, a director of Ligand, may be deemed to be the beneficial owner of such shares as that term is defined under federal securities regulations. Mr. Shepherd disclaims beneficial ownership of these shares.

(8) Includes 173,687 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(9) Includes 31,875 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(10) Includes 143,769 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(11) Includes 156,596 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(12) Includes 120,717 shares of Ligand Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(13) Includes 1,067,572 shares of Ligand Common Stock issuable upon the exercise of options and warrants held by executive officers and directors of the Company that are exercisable within 60 days, and 3,411,873 shares beneficially owned by Allergan (Ireland), with respect to which Mr. Shepherd may be deemed to be the beneficial owner.


                               EXECUTIVE OFFICERS

     The executive officers of the Company as of April 1, 1997 are as follows:

                  Name                         Age                               Position
                  ----                         ---                               --------
David E. Robinson                               48        Chairman of the Board, President, Chief Executive
                                                          Officer and Director
Lloyd E. Flanders, Ph.D.                        56        Senior Vice President, Pre-Clinical Development and
                                                          R&D Project Management
Paul V. Maier                                   49        Senior Vice President, Chief Financial Officer and
                                                          Treasurer
Andres Negro-Vilar, M.D., Ph.D.                 57        Senior Vice President, Research and Chief Scientific
                                                          Officer
William A. Pettit                               47        Senior Vice President, Human Resources and
                                                          Administration
Steven D. Reich, M.D.                           51        Senior Vice President, Clinical Research
William L. Respess, J.D., Ph.D.                 57        Senior Vice President, General Counsel,
                                                          Government Affairs and Secretary
Russell L. Allen                                50        Vice President, Corporate Development and
                                                          Strategic Planning
Susan E. Atkins                                 50        Vice President, Investor Relations and Corporate
                                                          Communications
George M. Gill, M.D.                            63        Vice President, Medical Affairs
Howard T. Holden, Ph.D.                         52        Vice President, Regulatory Affairs and Compliance


BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     DAVID E. ROBINSON is being considered for the position of director of the Company. See "Election of Directors" for a discussion of Mr. Robinson's business experience.

     LLOYD E. FLANDERS, PH.D. joined Ligand in September 1992 as Vice President, R&D Planning, Administration, Project Management, became Vice President, Pre-Clinical Development and R&D Administration in August 1993 and became Senior Vice President, Pre-Clinical Development and R&D Project Management in March 1995. Prior to joining Ligand, Dr. Flanders was Vice President, New Product Development--Cardiovascular Projects at Parke-Davis Research Division of the Warner-Lambert Company where he also previously served as Director, Research Planning and Administrative Services. From 1971 to 1985, he served in various positions with G.D. Searle and Company, including Director, Department of Project

Management. Dr. Flanders received a Ph.D. in comparative biochemistry and biophysics from University of California, Davis, an M.B.A. from Lake Forest College and a B.S. in biology from DePauw University.

     PAUL V. MAIER joined Ligand in October 1992 as Vice President and Chief Financial Officer and became Senior Vice President and Chief Financial Officer in November 1996. Prior to joining Ligand, Mr. Maier served as Vice President, Finance at DFS West, a division of DFS Group, L.P., a private multinational retailer. From February 1990 to October 1990, Mr. Maier served as Vice President and Treasurer of ICN Pharmaceuticals, Inc. Mr. Maier held various positions in finance and administration at SPI Pharmaceuticals, Inc., a publicly held subsidiary of ICN Pharmaceuticals Group, from 1984 to 1988, including Vice President, Finance from February 1984 to February 1987. Mr. Maier received an M.B.A. from Harvard Graduate School of Business and a B.S. from Pennsylvania State University.

     ANDRES NEGRO-VILAR, M.D., PH.D. joined Ligand in September 1996 as Senior Vice President, Research, and Chief Scientific Officer. Prior to joining Ligand, Dr. Negro-Vilar was Vice President of Research and Head of the Women's Health Research Institute for Wyeth-Ayerst Laboratories, a division of American Home Products, from 1993 to 1996. From 1983 to 1993, Dr. Negro-Vilar served at the National Institute of Environmental Health Sciences of the National Institutes of Health as the Director of Clinical Programs and Chief of the Laboratory of Molecular and Integrative Neurosciences. Dr. Negro-Vilar received a Ph.D. in physiology from the University of Sao Paulo, Brazil, an M.D. from the University of Buenos Aires, Argentina, and a B.S. in science from Belgrano College.

     WILLIAM A. PETTIT joined Ligand in November 1996 as Senior Vice President, Human Resources and Administration. Prior to joining Ligand, Mr. Pettit was Senior Vice President, Human Resources at Pharmacia and Upjohn, Inc. where he was employed from 1986 to 1996. From 1984 to 1986, Mr. Pettit served as Corporate Director, Human Resources at Browning Ferris Industries. From 1975 to 1984, Mr. Pettit served in various positions at Bristol-Myers Company (now Bristol-Myers Squibb Company) including Director, Human Resources. Mr. Pettit received a B.A. in English from Amherst College.

     STEVEN D. REICH, M.D. joined Ligand in December 1995 as the Senior Vice President, Clinical Research. Prior to joining Ligand, Dr. Reich was at the clinical contract research organization PAREXEL International Corporation, from 1987 to 1995, where he served as Senior Vice President, Medical Affairs responsible for worldwide medical and clinical affairs services including clinical trials management, medical consulting and medical writing. From 1986 to 1987, Dr. Reich served as worldwide Medical Research Director of Biogen, Inc. ("Biogen"), and held various positions at Biogen from 1983 to 1986. Earlier in his career Dr. Reich served as Associate Director of Clinical Cancer Research for Bristol Laboratories (1978-1979). He is a Board certified Medical Oncologist and has held academic positions as a clinical pharmacologist at Northwestern University, SUNY-Upstate Medical School, and University of Massachusetts Medical Center. Dr. Reich received an M.D. from the New Jersey College of Medicine and an A.B. from Princeton University.

     WILLIAM L. RESPESS, J.D., PH.D. joined Ligand in December 1988 as Vice President and General Counsel, became Senior Vice President and General Counsel in August 1993 and assumed responsibility for Government Affairs in March 1995. Prior to joining Ligand, Dr. Respess was Vice President and General Counsel at Gen-Probe, Inc., a biotechnology company, from 1987 to 1988. From 1983 to 1986, he served as Vice President and General Counsel at Hybritech, Inc., a biotechnology company. From 1974 to 1983, he was an attorney with the patent law firm of Lyon & Lyon of Los Angeles, serving as Partner from 1980 to 1983. Dr. Respess received a J.D. from George Washington University, a Ph.D. in organic chemistry from the Massachusetts Institute of Technology and a B.S. in chemistry from the Virginia Military Institute.

     RUSSELL L. ALLEN joined Ligand in February 1997 as Vice President, Corporate Development and Strategic Planning. Prior to joining Ligand, Mr. Allen was General Manager, Central America, Sanofi Winthrop Inc. and previously served as Vice President, Business Development Strategic Analysis at Sterling Winthrop Inc. where he was employed from 1985 to 1996. From 1980 to 1985, Mr. Allen served in various positions at Bristol-Myers Company (now Bristol-Myers Squibb Company) and from 1973 to 1980, held various positions at Procter &

Gamble. Mr. Allen received an M.B.A. from Harvard Graduate School of Business and a B.A. from Amherst College.

     SUSAN E. ATKINS joined Ligand in June 1993 as Vice President, Investor Relations and Corporate Communications. Prior to joining Ligand, Ms. Atkins served as Vice President of Public Affairs at Rorer Group Inc. (now Rhone-Poulenc Rorer), an international pharmaceutical firm from 1986 to 1988. From 1985 to 1986, Ms. Atkins served as Director of Corporate Communications at Genentech, Inc. ("Genentech"). Ms. Atkins received an M.B.A. from Pepperdine University and received both an M.A. in mass communications and B.A. in journalism from the University of Oklahoma.

     GEORGE M. GILL, M.D. joined Ligand in September 1992 as Vice President, Clinical Research and became Vice President, Medical Affairs in January 1996. Prior to joining Ligand, Dr. Gill was Senior Director, Clinical Research at ICI Pharmaceutical Research and Development where he also served as Director of Clinical Research, Clinical and Medical Affairs from 1990 to 1992. From 1984 to 1990, Dr. Gill served in various positions at Bristol-Myers Company (now Bristol-Myers Squibb Company), including Vice President, Worldwide Regulatory Affairs. Dr. Gill received an M.D. from the University of Pennsylvania and a B.S. in chemistry from Dickinson College and is board certified in pediatrics.

     HOWARD T. HOLDEN, PH.D. joined Ligand in September 1992 as Vice President, Regulatory Affairs and Compliance. Prior to joining Ligand, Dr. Holden was Senior Director, Worldwide Regulatory Affairs at Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company. From 1986 to 1988, Dr. Holden served as Director, Regulatory Affairs and Compliance at Centocor Inc., a pharmaceutical company. Dr. Holden received a Ph.D. in microbiology from the University of Miami and a B.A. in zoology from Drew University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Company's Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                                                Long-Term
                                                                                                               Compensation
                                                                           Annual Compensation                   Awards(3)
                                                      -------------------------------------------------      ----------------
                                                                                                                Securities
                                                                                        Other Annual            Underlying
Name and Principal Position                  Year     Salary($)(1)      Bonus($)    Compensation ($)(2)      Options/ SARs(#)
---------------------------                  ----     ------------      --------    -------------------      ----------------
David E. Robinson                            1996        486,295         80,000            68,292                100,000
Chairman of the Board                        1995        457,393         75,000            62,576                 68,082
President and CEO                            1994        439,167         70,000            95,946                 55,208

William L. Respess                           1996        268,625        124,000(4)          3,465                  6,750
Senior Vice President,                       1995        254,625           --               3,465                 36,400
General Counsel, Government Affairs          1994        223,646           --                 433                105,951
and Secretary

Lloyd E. Flanders                            1996        231,693         24,000            20,664                 48,750
Senior Vice President, Pre-Clinical          1995        213,963         27,000            29,348                 21,400
Development and R&D Project                  1994        192,340           --              32,627                 64,680
Management

Steven D. Reich (5)                          1996        227,500         22,500            38,510                   --
Senior Vice President,                       1995         18,958           --              40,939                 90,000
Clinical Research                            1994           --             --                --                     --

Paul V. Maier                                1996        212,627         22,500            17,379                 58,563
Senior Vice President,                       1995        201,449         14,250            18,090                  5,700
Chief Financial Officer and Treasurer        1994        190,398         14,250            34,230                 43,572


--------------------------
(1) Compensation deferred at the election of the executive, pursuant to the Ligand Pharmaceuticals 401(k) Plan, is included in the year earned.
(2) For 1996: Mr. Robinson, includes $10,876 relocation reimbursements and $55,230 loan forgiveness; for Dr. Flanders, includes $17,394 loan forgiveness; for Mr. Maier, includes $16,596 loan forgiveness; and for Dr. Reich, includes $25,358 relocation reimbursements and $12,000 housing allowance. For 1995: Mr. Robinson, includes $57,980 loan forgiveness; for Dr. Flanders, includes $8,250 housing allowance and $18,172 loan forgiveness; for Mr. Maier, includes $17,394 loan forgiveness; and for Dr. Reich, includes $35,000 sign-on bonus and $4,843 for relocation reimbursements. For 1994: Mr. Robinson, includes $11,000 housing allowance, $19,800 relocation reimbursements and $60,640 loan forgiveness; for Dr. Flanders, includes $12,000 housing allowance and $20,163 loan forgiveness; and for Mr. Maier, includes $15,082 relocation reimbursement and $18,460 loan forgiveness. See "-Employment Contracts and Change of Control Arrangements."

(3) As of the last day of the 1996 fiscal year, the Named Executive Officers held the following aggregate restricted stock shares, including shares granted prior to fiscal 1994 (valued at market at December 31, 1996):

                                      Total # of Shares       Grant Date         Value($)
                                      -----------------       ----------         --------
David E. Robinson.............             240,700             11/01/91         3,580,413
William L. Respess............             121,326                    *         1,804,724
Lloyd E. Flanders.............                   0                   --                 0
Steven D. Reich...............                   0                   --                 0
Paul V. Maier.................                   0                   --                 0

---------------------
* Various grant dates ranging from 5-01-88 through 5-17-91.

     The shares of restricted stock are fully vested for the Named Executive Officers. See "--Employment Contracts and Change of Control Arrangements."
(4) Includes $100,000 extraordinary one-time bonus based on achievement of a specified goal.
(5)  Dr. Reich joined Ligand in December 1995.


     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning the grant of stock options and tandem limited stock appreciation rights ("SARs") under the Company's 1992 Stock Option/Stock Issuance Plan to the Named Executive Officers:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                                -----------------

                                                                               Potential Realizable
                                                                                 Value at Assumed
                          Number of     % of Total                                Annual Rates of
                          Securities   Options/SARs                                 Stock Price
                          Underlying    Granted to                               Appreciation for
                         Options/SARs  Employees in  Exercise or                    Option Team
                           Granted        Fiscal      Base Price  Expiration   --------------------
      Name                 (#)(1)(2)       Year       ($/Sh)(3)      Date     5%($)(4)     10%($)(4)
      ----               ------------  ------------  -----------  ----------  --------     ---------

David E. Robinson           100,000        10.27        13.31      04/25/06    837,216     2,121,670


William L. Respess            6,750         0.69        13.31      04/25/06     56,512       143,213

Lloyd E. Flanders            48,750         5.01        12.13      12/05/06    371,736       942,051

Steven D. Reich                   0          N/A          N/A           N/A        N/A           N/A

Paul V. Maier                 3,563         0.37        13.31      04/25/06     29,830        75,595
                             55,000         5.65        12.13      12/05/06     19,394     1,062,827

(1) Options listed under Column (A) below are exercisable as to 25 percent of the aggregate shares granted on each of the first, second, third and fourth anniversaries of the grant date, so long as employment with the Company continues. Options listed under Column (B) below were granted in 1996 and are 100 percent exercisable on January 1, 1997. The grant dates of the options listed in the above table are as follows:

                                               (A)                                (B)
                                    --------------------------         -------------------------

                                      Options                            Options
Name                                Granted (#)     Grant Date         Granted (#)    Grant Date
----                                -----------     ----------         -----------    ----------
David E. Robinson                     100,000        04/25/96                 0           - -
William L. Respess                          0           - -               6,750        04/25/96
Lloyd E. Flanders                      48,750         12/5/96                 0          - -
Steven D. Reich                             0           - -                   0          - -
Paul V. Maier                          55,000         12/5/96             3,563        04/25/96



     The options granted to each of the individuals listed above apart from Mr. Robinson are subject to acceleration upon a change of control as described under "Proposal No. 2 Approval of an Amendment to the Company's 1992 Stock Option/Stock Issuance Plan--Terms of Discretionary Grant Program--Special Acceleration Agreements." The options granted to Mr. Robinson are subject to acceleration upon a change of control in the circumstances described below under "--Employment Contracts and Change of Control Arrangements." Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The Plan Administrator may grant tandem stock appreciation rights in connection with option grants which require the holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for a distribution from the Company, payable in cash or shares of Common Stock, based upon the appreciated value of the option shares. To date the Plan Administrator has not granted any tandem stock appreciation rights to the Company's executive officers.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability. The Plan Administrator also has the authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with a exercise price equal to the lower fair market value of the option shares on the regrant date.

(4) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

------------------ -------------- -------------- ------------------------------------ ----------------------------------------------

                                                    Number of Securities Underlying
                                                       Unexercised Options/SARs             Value of Unexercised In-the-Money
                                                         at December 31, 1996               Options/SARs at December 31, 1996
                      Shares                     ------------------------------------ ----------------------------------------------
                    acquired on       Value
    Name           exercise (#)    Realized ($)   Exercisable (#)  Unexercisable (#)   Exercisable ($)(1)     Unexercisable ($)(1)
------------------ -------------- -------------- ---------------- ------------------- -------------------- -------------------------
David E. Robinson         --              --          152,088           125,327                960,345                423,220

William L. Respess        --              --          129,819            40,932                815,226                233,563

Lloyd E. Flanders         --              --          149,579            77,264                912,092                308,806

Steven D. Reich           --              --           22,500            67,500                143,438                430,313

Paul V. Maier             --              --          116,433            72,590                691,330                253,324
================== ============== ============== ================ =================== ==================== =========================

(1) Value of unexercised, in the money, options at December 31, 1996 was determined by taking (a) the fair market value at December 31, 1996 less
     (b) the option exercise price times the number of shares.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     In May 1996, Ligand entered into an employment agreement with David E. Robinson pursuant to which Mr. Robinson is employed as President and Chief Executive Officer and which is the successor employment agreement to an agreement entered into in October 1991. The current employment term ends on May 1, 1999 and is automatically renewed for successive, additional three year terms, unless terminated by Ligand or Mr. Robinson. During the employment term, Mr. Robinson will receive a base salary of $490,000 subject to increase by Ligand's Board of Directors. Mr. Robinson's base salary, as of December 31, 1996, was $490,000 per annum. In addition, the Board may award Mr. Robinson a bonus payment of up to $100,000 annually. In 1991, Ligand loaned Mr. Robinson $200,000 which, with the accrued interest, will be forgiven in equal annual installments over four years so long as Mr. Robinson is employed by Ligand. The outstanding balance of the note will be due in the event Mr. Robinson resigns or is terminated by Ligand except that if Mr. Robinson is terminated without cause or if he resigns for specified reasons, the loan will be forgiven. At December 31, 1996, $51,108 principal and interest remained outstanding. In the event of termination of employment by Ligand without cause, or in the event of resignation of employment by Mr. Robinson for specified reasons, Ligand is obligated to pay Mr. Robinson 24 months base salary. Mr. Robinson may terminate this employment agreement in connection with, among other things, a change in control of the Company, at which time all of his outstanding stock options shall immediately vest so as to be immediately exercisable by him at his election; provided, however, that in the event that the Company has agreed to a merger that is intended to be treated as a pooling of interests for accounting purposes and Mr. Robinson terminates this agreement prior to May 1, 1997, then such outstanding stock options shall not become exercisable on an accelerated basis if the Company's independent auditors determine that accelerated vesting of such options would preclude the treatment of such merger as a pooling of interests.

     In September 1992, Ligand entered into an employment agreement with Lloyd
E. Flanders pursuant to which Dr. Flanders is employed as Senior Vice President, Pre-Clinical Development and R&D Project Management. Dr. Flanders' base salary, as of December 31, 1996, was $231,693 per annum. In connection with the agreement, Ligand loaned Dr. Flanders $75,000 which, with the accrued interest, will be forgiven in equal annual installments over five years, so long as Dr. Flanders is employed by Ligand. The note will be due in the event Dr. Flanders resigns or is terminated by Ligand, except that if Dr. Flanders is terminated without cause, the loan will be forgiven. At December 31, 1996, $30,931 principal and interest remained outstanding. Dr. Flanders was granted options to purchase 92,013 shares of Ligand Common Stock at an average price of $8.87 per share which shares vest over four years. Vesting of the shares will be accelerated if he is terminated without cause. If Dr. Flanders is terminated without cause, Ligand has agreed to pay him 12 months base salary.

     In December 1995, Ligand entered into an employment agreement with Steven
D. Reich, M.D. pursuant to which Dr. Reich is employed as Senior Vice President, Clinical Research. Dr. Reich's base salary as of December 31, 1996 was $227,500 per annum. In connection with the agreement, Ligand loaned Dr. Reich $100,000 which, with the accrued interest, will be forgiven in equal annual installments over five years, so long as Dr. Reich is employed by Ligand. At December 31, 1996, $104,240 principal and interest remained outstanding. In connection with the agreement, Dr. Reich was granted an option to purchase 90,000 shares of Ligand Common Stock at an average price of $8.50 per share. If Dr. Reich is terminated without cause, Ligand has agreed to pay him six months base salary.

     In September 1992, Ligand entered into an employment agreement with Paul V. Maier pursuant to which Mr. Maier is employed as Senior Vice President and Chief Financial Officer. Mr. Maier's base salary, as of December 31, 1996, was $216,794 per annum. In connection with the agreement, Ligand loaned Mr. Maier $75,000 which, with the accrued interest, will be forgiven in equal annual installments over five years, so long as Mr. Maier is employed by Ligand. At December 31, 1996, $15,133 principal and interest remained outstanding. In connection with the agreement, Mr. Maier was granted an option to purchase 81,188 shares of Ligand Common Stock, which shares vest over four years, at an average price of $8.87 per share. If Mr. Maier is terminated without cause, Ligand has agreed to pay him six months base salary.

     Ligand has entered into agreements with its employees, including each of the Named Executive Officers apart from Mr. Robinson, holding outstanding options under the Plan, pursuant to which such options will automatically accelerate in the event that such individual's employment is terminated in connection with a change in control of Ligand. The change in control events under these agreements include transactions in addition to those in effect for Plan purposes. These agreements assure such individuals that either their outstanding options under the Plan will be assumed by the successor entity in connection with such a change in control or that such options shall become fully exercisable immediately prior to the effective date of the change in control so that such individuals will have the opportunity to receive the appreciated value of their outstanding options despite the change in control. See "Proposal No. 2 Approval of an Amendment to the Company's 1992 Stock Option/Stock Issuance Plan--Terms of Discretionary Grant Program--Special Acceleration Agreements." Mr. Robinson's outstanding options are subject to acceleration upon a change of control in the circumstances set forth in his employment agreement with Ligand effective May 1996, as described above.

     The Company intends to enter into severance agreements with the Named Executive Officers apart from Mr. Robinson and certain other executive officers pursuant to which each officer would receive severance payments from the Company for a period of twelve (12) months following involuntary termination of employment in connection with a change in control in an aggregate amount equal to the sum of (A) one (1) times the annual rate of base salary in effect for such officer at the time of involuntary termination plus (B) one (1) times the average of bonuses paid to such officer for services rendered in the two (2) fiscal years immediately preceding the fiscal year of involuntary termination. It is anticipated that such severance agreements, upon execution, would be effective as of April 1, 1997.

     The following Board Compensation Committee Report on Executive Compensation and Performance Graph should be not be considered to be part of this proxy statement and any current or future cross references to this proxy statement in filings with the Securities and Exchange Commission under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not include the Board Compensation Committee Report on Executive Compensation or the Performance Graph reproduced below.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the report delivered by the Compensation Committee of the Ligand Board with respect to the principal factors considered by such Committee in determining the compensation of Ligand's executive officers.

     As members of the Compensation Committee of the Board of Directors, it is our duty to set the base salary of Ligand's executive officers and to administer Ligand's 1992 Stock Option/Stock Issuance Plan under which grants may be made to them and other key employees. In addition, we approve the individual bonus programs to be effective for the executive officers each fiscal year.

     GENERAL COMPENSATION POLICY. Our fundamental policy is to offer Ligand's executive officers competitive compensation opportunities based upon their contribution to the financial success of Ligand and their personal performance. It is our objective to have a substantial portion of each officer's compensation contingent upon Ligand's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the achievement of financial performance goals established by us, and (iii) long-term stockbased incentive awards which strengthen the mutuality of interests between the executive officers and Ligand's stockholders. As an officer's level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon Ligand performance and stock price appreciation rather than base salary.

     FACTORS. Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

     BASE SALARY. The base salary for each officer is set on the basis of: (i) industry experience, knowledge and qualifications, (ii) the salary levels in effect for comparable positions within Ligand's principal industry marketplace competitors and (iii) internal comparability considerations.

     ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer solely on the basis of Ligand's achievement of the corporate performance targets we establish at the start of the fiscal year. For fiscal year 1996, each executive was measured against individual goals consistent with overall corporate goals. Accordingly, this element of executive compensation is earned solely on the basis of Ligand's success in achieving the corporate goals.

     LONG-TERM INCENTIVE COMPENSATION. On April 25, September 3, and December 5, 1996 we approved the grants of stock options to certain of Ligand's executive officers under Ligand's 1992 Stock Option/Stock Issuance Plan. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage Ligand from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer's level of responsibilities and relative position in Ligand.

     Each grant allows the officer to acquire shares of Ligand's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

     CEO COMPENSATION. In setting the compensation payable to Ligand's Chief Executive Officer, Mr. Robinson, we have sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to Ligand performance and stock price appreciation. An employment agreement effective May 1996 between Ligand and Mr. Robinson sets forth the terms and conditions, including compensation, governing Mr. Robinson's employment. The term of such agreement was extended during 1996 through May 1999.

     We established Mr. Robinson's base salary upon our evaluation of his personal performance and our objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers.

     The remaining components of Mr. Robinson's 1996 fiscal year compensation, however, were entirely dependent upon financial performance and provided no dollar guarantees. The cash bonus to be paid to him for the 1996 fiscal year will be based entirely on Ligand's attainment of certain objectives as specified in Mr. Robinson's employment agreement. It is our objective to have an increasing percentage of Mr. Robinson's total compensation each year tied to the attainment of performance targets and stock price appreciation on his option shares.

     We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of Ligand or any of its subsidiaries.

                                       COMPENSATION COMMITTEE


                                       HENRY F. BLISSENBACH
                                       JOHN GROOM

     PERFORMANCE GRAPH

     The following graph compares total stockholder returns of Ligand's Common Stock since Ligand's initial public offering of its Class A Common Stock (on November 18, 1992) to the weighted average return of stocks of companies included in the Nasdaq Composite Index and in CBOE Biotech Index. The total return for each of Ligand's Common Stock, the Nasdaq Composite Index and the CBOE Biotech Index assumes the reinvestment of dividends, although dividends have not been declared on Ligand's Common Stock and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each monthly period for which returns are indicated. The Nasdaq Composite Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. Ligand's Common Stock is traded on the Nasdaq National Market. The CBOE Biotech Index tracks 20 domestic stocks representative of small and medium cap stocks in the biotechnology sector.

     On November 24, 1994, each outstanding share of Ligand's Class A Common Stock was automatically converted into 1.33 shares of Ligand Common Stock, which is currently traded in the over-the-counter market. The stockholder return of Ligand's Common Stock shown below for the period prior to November 24, 1994, has been adjusted for such automatic conversion by dividing the share price in those periods by 1.33.

     The stockholder return shown on the graph below is not necessarily indicative of future performance and Ligand will not make or endorse any predictions as to future stockholder returns.


                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                    11/18/92     12/31/92     12/31/93     12/31/94     12/31/95     12/31/96
                    --------     --------     --------     --------     --------     --------
LIGAND                100.0         95.5        106.8         99.8        130.0        179.9
CBOE                  100.0        100.0         74.2         64.6        106.3        100.2
NASDAQ INDEX          100.0        106.6        122.4        118.5        165.7        203.4

* Assumes $100 investment on Company's IPO, November 18, 1992, adjusted for conversion from Class A to Class B on November 24, 1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP AMONG ALLERGAN LIGAND RETINOID THERAPEUTICS, INC., LIGAND AND ALLERGAN

     William C. Shepherd is a Director of Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT") and Ligand and is also the President, Chief Executive Officer and a Director of Allergan. David E. Robinson is a Director of ALRT and is also the President, Chief Executive Officer and a Director of Ligand. In December 1994, Ligand and Allergan formed ALRT to continue the research and development activities previously conducted by the Allergan-Ligand Joint Venture (the "Joint Venture"). In June 1995, Ligand and ALRT completed a public offering of 3,250,000 units with aggregate proceeds of $32.5 million (the "Offering"). Each Unit consisted of one share of ALRT's Callable Common Stock and two warrants, each warrant entitling the holder to purchase one share of the Common Stock of Ligand. Immediately prior to the consummation of the Offering, Allergan (Ireland) made a $6.0 million investment in Ligand's Common Stock, Ligand then contributed $17.5 million in cash and Allergan contributed $50.0 million in cash to ALRT. Ligand's contribution resulted in a one-time charge to operations. Ligand also recorded a warrant subscription receivable and corresponding increase in paid-in capital of $5.85 million (6,500,000 warrants valued at $.90 per warrant) pursuant to the Offering. In conjunction with the consummation of the Offering, the existing Joint Venture was dissolved and all rights held by the Joint Venture were licensed to ALRT.

     In connection with the Offering, ALRT, Ligand and Allergan entered into the following agreements:

     Technology License Agreement. ALRT, Ligand and Allergan entered into a technology license agreement (the "Technology License Agreement") under which Allergan and Ligand granted ALRT a worldwide, exclusive (even as to Allergan and Ligand) right and license, terminable only as set forth therein, to use the retinoid technologies developed by Allergan and Ligand (both separately and through the Allergan Ligand Joint Venture formed in June 1992 to develop drugs based on retinoids) in research, development and commercialization of ALRT products (the "Products"). The licenses granted by Allergan and Ligand are subject in each case to certain exceptions that allow Allergan and Ligand to pursue limited research activities, to pursue development and commercialization of the 1057 products (following exercise of the 1057 Purchase Option, as defined below), to pursue development and commercialization of, with respect to Ligand, LGD 1069 and, with respect to Allergan, tazarotene (AGN 190168), to pursue development and commercialization of Acquired Products (as defined below) and to pursue development and commercialization of Independent Products (as defined below) (collectively, the "Permitted Activities"). See "--Development Agreement" and "--1057 Purchase Option". In consideration of the license grants and in recognition of Allergan's and Ligand's expertise which they developed over a period of years through the Joint Venture and otherwise, ALRT agreed to pay to Allergan and Ligand a royalty, to be divided equally between them, of 3% of net sales of Products during the life of applicable patents or, in certain circumstances, for 10 years.

     Development Agreement. ALRT, Ligand and Allergan also entered into a research and development agreement (the "Development Agreement") under which Ligand and Allergan perform research and development for ALRT on retinoid compounds and products in accordance with annual budgets and development plans jointly proposed by Ligand and Allergan. The budgets and research and development plans are subject to approval and acceptance by ALRT's Board of Directors, including members of the Board of Directors affiliated with Ligand and Allergan. Although ALRT believes that, in general, the terms of the Development Agreement are consistent with customary practices in the pharmaceutical industry, the Development Agreement was not negotiated on an arm's-length basis.

     Payments to Ligand and Allergan under the Development Agreement for research and development of potential products are made out of Available Funds (as defined below) for the full amount of all Development Costs (as defined in the Development Agreement) incurred by Ligand and Allergan in performing these activities plus 10%, up to the maximum amount of funds available to ALRT, which includes substantially all of the net proceeds raised in the Offering, plus the Contributions, the Additional Contributions (as defined below), if any, and, if designated by ALRT, any licensing or marketing income earned by ALRT, plus interest earned on such funds, less amounts paid pursuant to the Services Agreement (as defined below) and the Technology License Agreement, Development Agreement and Commercialization Agreement (the "Major Agreements") and less $1 million to be retained by ALRT as working capital (the "Available Funds"). Any funds received by ALRT from Allergan and Ligand upon exercise of the 1057 Purchase Option will be excluded from Available Funds. Development Costs will be charged in a manner consistent with industry practices. Development Costs paid by ALRT to Ligand under the Development Agreement totaled $18.6 million during 1996. Each of Ligand and Allergan has agreed, subject to customary business constraints and limitations, to provide appropriate scientific and technical personnel, necessary laboratories and equipment and administration of research and development operations. Under the Development Agreement, however, neither Ligand nor Allergan is required to allocate any specified amount of time or resources to perform its obligations thereunder.

     Prior to June 3, 1998, if Ligand and Allergan receive quarterly financial statements of ALRT which show Available Funds of less than $10 million (the "Statement Date"), Ligand and Allergan, at their option, may jointly provide, on a quarterly basis, cash advances (the "Quarterly Contributions") to ALRT, in an amount which the Board of Directors of ALRT determines will be sufficient to permit ALRT to continue its research and development of Products for the quarter following the date of such financial statements. Additionally, prior to June 3, 1999, Ligand and Allergan, at their option, may jointly provide, on a one-time basis, a cash advance of $10 million or more (such amount, together with the Quarterly Contributions, the "Additional Contributions") to ALRT for use in research, development and commercialization of Products. Any advances provided by Allergan and Ligand may be made pursuant to loans on terms reasonably acceptable to a majority of the independent directors of ALRT.

     If ALRT determines not to proceed with or to discontinue development of a program compound after such compound has entered clinical trials, or after sufficient data to file an Investigational New Drug Application ("IND") on such compound has been gathered (an "Independent Product"), then Allergan and Ligand, either jointly or alone, are entitled to develop and commercialize such compound using their own funds, so long as (i) the Board of Directors of ALRT has first made a reasonable determination that continued work on such compound would not materially conflict or interfere with the interests of the ALRT retinoid program or impair a party's ability to perform its obligations under the Major Agreements and (ii) at least $1 million per year is committed to development of such compound during each of the first two years of development of such compound. ALRT will receive a royalty equal to 6% of net sales of any Independent Product. ALRT has retained the right to reacquire any Independent Product prior to the earlier of the commencement of Phase III clinical trials for such product or the exercise or expiration of the option granted to Allergan and Ligand to repurchase all of the Callable Common Stock of ALRT ("Stock Purchase Option"), exercisable by reimbursing Ligand and/or Allergan, as the case may be, for all research, development and commercialization costs expended on such product, together with an amount representing interest (in an amount which will provide an internal rate of return of 25% to the developing party on such reimbursed costs). Additionally, with respect to any Independent Product which ALRT reacquires, ALRT will pay a royalty equal to 4% of net sales to the developing party. In addition, any retinoid product licensed or acquired by Ligand or Allergan (an "Acquired Product") may be commercialized by Ligand or Allergan separate from ALRT, as the case may be, so long as such product was being commercially sold or is a product for which an application to market has been filed in the United States or other major market country at the time of its licensing or acquisition.

     Commercialization Agreement. ALRT, Ligand and Allergan also entered into a commercialization agreement (the "Commercialization Agreement") which provides for the marketing, manufacture and sale by Ligand and/or Allergan of the Products developed under the Development Agreement which have received regulatory approval for commercial sale. The developed compounds will be marketed in a manner determined by Ligand and Allergan, except that generally in marketing such compounds (i) Allergan will have the worldwide exclusive right to market drugs for eye and skin indications (other than cancer indications), (ii) Ligand will have the exclusive right to market drugs to oncologists in North America for use in eye and skin cancer, (iii) Allergan will have the exclusive right to market drugs to dermatologists and eye specialists in North America for use in eye and skin cancer, (iv) Ligand will have the exclusive right to market drugs for cancer indications in North America (other than eye and skin cancer), and (v) Allergan will have the exclusive right to market drugs for cancer indications outside of North America. Additional marketing responsibilities for compounds for indications other than those set forth above will be allocated between Ligand and Allergan in accordance with a determination by ALRT, following a recommendation by Ligand and Allergan, as to which company is best suited to carry out the work. Ligand, Allergan or other third parties will manufacture Products based on a determination by ALRT, following a recommendation by Ligand and Allergan, of relative quality and cost effectiveness, except with respect to drugs for eye and skin indications which will be manufactured by Allergan. Products manufactured and marketed by Ligand and/or Allergan will be done so at cost plus a margin to be negotiated, with all remaining profit being retained by ALRT. If the Stock Purchase Option expires unexercised, the obligations of Ligand and Allergan to manufacture and market products for ALRT will continue until terminated on 12-months' advance written notice from ALRT, Ligand or Allergan, as the case may be.

     Stock Purchase Option. Ligand and, in the event not exercised by Ligand, Allergan, has an irrevocable option to purchase all, but not less than all, of the Callable Common Stock outstanding at the time such option is exercised (the "Stock Purchase Option"). Subject to acceleration of the exercise of the Stock Purchase Option as described below, the Stock Purchase Option is exercisable at any time beginning on the earlier of (i) June 3, 1997, and (ii) the Statement Date, and ending on the date (the "Stock Purchase Option Expiration Date") which is the earliest to occur of (a) June 3, 2000, (b) the 90th day after the Statement Date, and (c) subject to the inability of the non-breaching party to perform the breaching party's obligations under the Major Agreements, the date ALRT terminates a Major Agreement due to an event of default by either Allergan or Ligand. The Stock Purchase Option is not exercisable prior to June 3, 1998 unless the Available Funds are less than $60 million at the date of exercise. If Ligand exercises the Stock Purchase Option, Ligand must provide notice (the "Stock Purchase Option Exercise Notice") to ALRT, each holder of record of Callable Common Stock and any other holder of shares of Special Common Stock on or before 20 days prior to the Stock Purchase Option Expiration Date (the "Ligand Expiration Date"). See "--Special Stock." If no such notice is given by Ligand, and Allergan exercises the Stock Purchase Option, Allergan will provide notice to ALRT after the Ligand Expiration Date and on or before the Stock Purchase Option Expiration Date.

     If the Stock Purchase Option is exercised, the purchase price per share (the "Stock Purchase Option Exercise Price") for the period before June 3, 1998 and the last quarter of each of the fourth and fifth years from June 3, 1995 will be as follows:

                                                       STOCK PURCHASE OPTION
IF THE STOCK PURCHASE OPTION IS EXERCISED             EXERCISE PRICE PER SHARE
-----------------------------------------             ------------------------
Before June 3, 1998                                             $21.97

During the last quarter of the fourth year                      $28.56

During the last quarter of the fifth year                       $37.13


     The Stock Purchase Option Exercise Price is adjusted on a straight-line basis at quarterly intervals beginning on June 3, 1998, through the Stock Purchase Option Expiration Date. The Stock Purchase Option Exercise Price was determined based on a number of factors and was not determined on an arms'-length basis. Subject to certain limitations, the Stock Purchase Option Exercise Price may be paid (i) by Ligand, in its sole discretion, in cash, in shares of Ligand Common Stock, in shares of Allergan Common Stock or in any combination thereof, or (ii) by Allergan, in its sole discretion, in cash, in shares of Ligand Common Stock, in shares of Allergan Common Stock, or in any combination thereof.

     Under its Certificate of Incorporation, ALRT is prohibited, until the expiration of the Stock Purchase Option, from taking or permitting certain actions inconsistent with Ligand's and Allergan's rights under the Stock Purchase Option. For example, until the expiration of the Stock Purchase Option, ALRT is not able, among other things, without the consent of each of Ligand and Allergan to pay any dividends, issue additional shares of capital stock, borrow money in excess of $1 million in the aggregate outstanding at any one time, merge, liquidate or sell all or substantially all of its assets or amend its Certificate of Incorporation to change the Stock Purchase Option. See "--Special Stock."

     Asset Purchase Agreement. ALRT, Ligand and Allergan also entered into an agreement (the "Asset Purchase Agreement") whereby, if Ligand exercises the Stock Purchase Option, Allergan has the right to acquire certain assets from ALRT (the "Asset Purchase Option"). Upon exercise of the Asset Purchase Option, Allergan will acquire (i) a co-exclusive (with ALRT) right to ALRT technology as of the date of the acquisition, (ii) 50% of all tangible assets related to ALRT's activities in the retinoid program,
(iii) 50% of any remaining Available Funds, and (iv) the consideration, cash, Allergan Common Stock and/or Ligand Common Stock, paid by Allergan to ALRT in connection with the exercise, if any, by Ligand and Allergan of the 1057 Purchase Option, subject to Allergan's assumption of 50% of the liabilities of ALRT. The Asset Purchase Option is exercisable upon notice given prior to the record date for the exercise of the Stock Purchase Option and will close concurrently with the Stock Purchase Option.

     If the Asset Purchase Option is exercised, the exercise price for the Asset Purchase Option (the "Asset Purchase Exercise Price"), which will be paid to ALRT concurrently with the payment to holders of ALRT Callable Common Stock of the Stock Purchase Option Exercise Price and may be used to pay a portion of such Stock Purchase Option Exercise Price, for the period before June 3, 1998 and the last quarter of each of the fourth and fifth years from June 3, 1995, will be as follows:

                                                                AGGREGATE
                                                              ASSET PURCHASE
IF THE ASSET PURCHASE OPTION IS EXERCISED                     EXERCISE PRICE
-----------------------------------------                     --------------
                                                               (IN MILLIONS)
Before June 3, 1998                                                $ 8.9

During the last quarter of the fourth year                          11.5

During the last quarter of the fifth year                           15.0


     The Asset Purchase Exercise Price is adjusted on a straight-line basis at quarterly intervals beginning on June 3, 1998, through the Stock Purchase Option Expiration Date. The Asset Purchase Exercise Price was determined based on a number of factors and was not determined on an arms'- length basis. The Asset Purchase Exercise Price may be paid by Allergan, in its sole discretion, in cash, in shares of Allergan Common Stock, in shares of Ligand Common Stock, or in any combination of the foregoing. Ligand may cause any such cash or stock to be distributed as a credit against the Stock Purchase Option Exercise Price.

     1057 Purchase Option. ALRT, Ligand and Allergan also entered into an agreement (the "1057 Purchase Option Agreement") pursuant to which ALRT has granted to Ligand and Allergan an option (the "1057 Purchase Option") to acquire the Compound 1057 Program Assets (as defined below). Ligand and Allergan, jointly, may exercise the 1057 Purchase Option beginning on the earlier of (i) June 3, 1997 and (ii) the receipt of regulatory approval for commercial sale of any Compound 1057 Product in the United States or in certain other major countries and ending on the earlier of (a) 90 days after receipt of such regulatory approval and (b) June 3, 2000. Additionally, the 1057 Purchase Option will terminate on the date the Stock Purchase Option terminates as to both Allergan and Ligand, whether by exercise or otherwise.

     If the 1057 Purchase Option is exercised, the purchase price (the "1057 Purchase Option Exercise Price") for the period before June 3, 1998 and the last quarter of each of the fourth and fifth years from June 3, 1995 will be as follows:

                                                            AGGREGATE 1057
                                                            PURCHASE OPTION
IF THE 1057 PURCHASE OPTION IS EXERCISED                    EXERCISE PRICE
----------------------------------------                    ---------------
                                                             (IN MILLIONS)
Before June 3, 1998                                              $21.4

During the last quarter of the fourth year                       $27.8

During the last quarter of the fifth year                        $36.2


     The 1057 Purchase Option Exercise Price is adjusted on a straight-line basis at quarterly intervals beginning on June 3, 1998, through the termination of the 1057 Purchase Option. The 1057 Purchase Option Exercise Price was determined based on a number of factors and was not determined on an arms'-length basis. Subject to certain limitations, the 1057 Purchase Option Exercise Price may be paid in cash, in shares of Ligand

Common Stock, in shares of Allergan Common Stock or in any combination thereof. ALRT may not distribute or otherwise expend any proceeds received upon the exercise of the 1057 Purchase Option until the earlier of the closing of the Stock Purchase Option or the date the Stock Purchase Option terminates or expires unexercised.

     Services Agreement. ALRT also entered into a services agreement with Ligand and Allergan (the "Services Agreement") under which Ligand and Allergan provide management and administrative services to ALRT at 110% of direct and indirect costs for services performed internally by Ligand and Allergan and on a cost reimbursement basis for services performed by third parties for Ligand and Allergan on ALRT's behalf. The Services Agreement terminates on the earlier of
(i) the closing of the exercise of the Stock Purchase Option or (ii) 12 months after expiration or termination of the Stock Purchase Option (other than by exercise).

     Special Stock. As part of the Offering, ALRT issued 200 shares of Special Common Stock, 50% of which are held by Ligand and 50% of which are held by Allergan. The holders of shares of Special Common Stock are not entitled to vote, except: (i) as required by law and (ii) the holders of Special Common Stock, voting as a separate class, are entitled to elect two directors of ALRT. When entitled to vote, each holder of Special Common Stock has one vote for each share standing in his or her name.

     The holders of shares of Special Common Stock do not have the right to any profits of ALRT as a result of the ownership of such shares. In the event of the liquidation, dissolution or winding up of ALRT, holders of the Callable Common Stock have a priority over the holders of the Special Common Stock with respect to return of capital, and the holders of the shares of Special Common Stock will not otherwise be entitled to participate in any way in the profits or assets of ALRT. ALRT does not presently intend to issue any additional shares of Special Common Stock.

     Until the Stock Purchase Option is exercised or terminates unexercised, ALRT cannot without the affirmative vote of the holders of a majority of the issued and outstanding shares of Special Common Stock, voting separately and as a class: (i) issue any additional shares of capital stock through a stock split, sale, reorganization or otherwise, (ii) alter, change or amend the rights, powers, preferences and restrictions of the Special Common Stock, (iii) alter or change the provisions of ALRT's Certificate of Incorporation relating to ALRT's capital stock and the Stock Purchase Option, (iv) merge, consolidate or reorganize ALRT with or into any other corporation, (v) sell, liquidate or otherwise dispose of all or substantially all of the assets of ALRT, (vi) borrow an aggregate of in excess of $1 million outstanding at any one time; (vii) declare or pay dividends or make any other distributions to stockholders; or
(viii) adopt, amend or repeal the Bylaws of ALRT. Thus, each of Ligand and Allergan, as a result of their ownership of 50% of the outstanding shares of Special Common Stock, could preclude the holders of a majority of the outstanding Callable Common Stock and the Board of Directors of ALRT from taking any of the foregoing actions during such period.

     ALRT may, from time to time on and after the termination of the Stock Purchase Option, redeem all of the outstanding shares of Special Common Stock by paying in cash $1.00 per share on each redeemed share. No other preemptive rights, conversion rights, redemption rights or sinking fund provisions are applicable to the Special Common Stock.

     Recent Developments. ALRT's Board of Directors recently approved a research and development plan for the year ending December 31, 1997 which represents an acceleration in spending on ALRT's retinoid programs. The accelerated spending is the result of more rapid discovery and development of a significantly larger library of viable retinoid compounds than anticipated at the time of formation of ALRT. ALRT anticipates the acceleration in spending could result in the use of substantially all of the funds available for research and development remaining in ALRT in late 1997 or early 1998. Ligand and Allergan have certain purchase options over the Callable Common Stock and the assets of ALRT which could be triggered by the use of substantially all of ALRT's funds. There can be no assurance that Ligand or Allergan will exercise these options. See "--Stock Purchase Option," "--Asset Purchase Agreement" and "--1057 Purchase Option."

OTHER RELATIONSHIPS AND TRANSACTIONS

     Certain holders of Ligand Common Stock (and Ligand Common Stock issuable upon exercise of warrants) are entitled to certain registration rights with respect to such stock.

     Russell L. Allen, Vice President Corporate Development and Strategic Planning entered into an Employment Agreement with Ligand in February 1997. In connection therewith, Ligand will loan Mr. Allen $75,000 and granted an option to purchase 75,000 shares of Ligand Common Stock at an average price of $13.00 per share.

     Susan E. Atkins, Vice President, Investor Relations and Corporate Communications, entered into an Employment Agreement with Ligand in June 1993. In connection therewith, Ligand loaned Ms. Atkins $62,000 and granted an option to purchase 43,300 shares of Ligand Common Stock at an average price of $7.89 per share.

     George M. Gill, Vice President, Medical Affairs, entered into an Employment Agreement with Ligand in August 1992. In connection therewith, Ligand loaned Dr. Gill $85,000 and was granted options to purchase 108,250 shares of Ligand Common Stock at an average price of $8.87 per share. At December 31, 1996, $17,151 principal and interest remained outstanding.

     Howard T. Holden, Vice President, Regulatory Affairs, Compliance, entered into an Employment Agreement with Ligand in August 1992. In connection therewith, Ligand loaned Dr. Holden $75,000 and granted options to purchase 81,188 shares of Ligand Common Stock at an average price of $8.87 per share. At December 31, 1996, $30,995 principal and interest remained outstanding.

     Andres Negro-Vilar, M.D., Ph.D., Senior Vice President, Research and Chief Scientific Officer entered into an Employment Agreement with Ligand in September 1996. In connection therewith, Ligand loaned Dr. Negro-Vilar $150,000 and was granted an option to purchase 100,000 shares of Ligand Common Stock at an average price of $12.13 per share. At December 31, 1996, $151,650 principal and interest remained outstanding.

     William A. Pettit, Senior Vice President, Human Resources and Administration entered into an Employment Agreement with Ligand in November 1996. In connection therewith, Ligand will loan Mr. Pettit $75,000 and granted an option to purchase 75,000 shares of Ligand Common Stock at an average price of $12.13 per share.

     Pursuant to a commitment with Dr. Alexander D. Cross, Ligand will pay consulting fees to Dr. Cross at a rate of $2,000 for each Board meeting attended and $500 for each Board meeting in which Dr. Cross participates by telephone. Ligand will also reimburse Dr. Cross for all reasonable and necessary travel and other incidental expenses. Pursuant to a prior consulting agreement, Dr. Cross purchased 6,766 shares of Ligand Common Stock for $625 subject to the terms and conditions of Ligand's Restricted Stock Purchase Agreement.

     Pursuant to a commitment with Dr. Irving Johnson, Ligand will pay consulting fees to Dr. Johnson at a rate of $2,000 for each Board meeting attended, $500 for each board meeting in which Dr. Johnson participates by telephone and $1,000 for each day of service beyond four days as a member of the SAB. Ligand will also reimburse Dr. Johnson for all reasonable and necessary travel and other incidental expenses. Pursuant to a prior agreement for consulting services and for services on Ligand's SAB, Dr. Johnson purchased 18,042 shares of Ligand Common Stock for $334 subject to the terms and conditions of Ligand's Restricted Stock Purchase Agreement.

     Ligand believes that the foregoing transactions were in its best interests, and on terms no less favorable to Ligand then could be obtained from unaffiliated third parties.

     Ligand will not currently extend or guarantee loans to officers, directors or affiliates of Ligand unless such loans are approved by a majority of the disinterested, outside directors of Ligand and may reasonably be expected to benefit Ligand. As of December 31, 1996, there were outstanding loans with an aggregate balance (principal and interest) of $416,984 to certain of Ligand's officers and directors. In addition, all future transactions between Ligand and its officers, directors or principal shareholders will be on terms no less favorable to Ligand than could be obtained from unaffiliated parties, as determined by a majority of Ligand's disinterested directors.

     Ligand's Bylaws provide that Ligand will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law (the "Delaware Law"). Ligand is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, Ligand has entered into indemnity agreements with each of its directors and officers.

     In addition, Ligand's Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law, Ligand's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Ligand and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Delaware Law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to Ligand, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of Ligand or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to Ligand or its stockholders when the director was aware or should have been aware of a risk of serious injury to Ligand or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Ligand or its stockholders, for improper transactions between the director and Ligand, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     There is no pending material litigation or proceeding involving a director, officer, employee, or other agent of Ligand as to which indemnification is being sought, nor is Ligand aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from January 1996 through December 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were in compliance with the exception of a Form 4 for William L. Respess with respect to shares exercisable under a stock option grant which was filed late.

                 STOCKHOLDER PROPOSALS FOR 1997 PROXY STATEMENT

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than January 20, 1998 in order to be included in the proxy statement and related proxy materials.

                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated:  April 21, 1997                 By Order of the Board of Directors

                                       William L. Respess
                                       Secretary

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      LIGAND PHARMACEUTICALS INCORPORATED

        The undersigned hereby appoints David E. Robinson and William L. Respess, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held Wednesday, May 21, 1997, or at any postponements of adjournments thereof, as specified below, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





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
                                                        PLEASE MARK
                                                        YOUR VOTES AS
                                                        INDICATED IN    /X/
                                                        THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

                                                         WITHHELD
                                                FOR      FOR ALL

                                                /  /       /  /
ITEM 1 - ELECTION OF DIRECTORS

        Nominees:
        Henry F. Blissenbach    Carl C. Peck
        Alexander O. Cross      David E. Robinson
        John Groom              William C. Shepherd
        Irving S. Johnson

WITHHELD FOR: (Write that nominee's name in the space provided below):



                                                      FOR    AGAINST    ABSTAIN

ITEM 2 - APPROVAL OF AN AMENDMENT TO STOCK            /  /     /  /       /  /
         OPTION/STOCK ISSUANCE PLAN

ITEM 3 - APPROVAL OF AN AMENDMENT TO EMPLOYEE        /  /     /  /       /  /
         STOCK PURCHASE PLAN

ITEM 4 - APPOINTMENT OF INDEPENDENT AUDITORS        /  /     /  /       /  /


                        CHECK HERE IF YOU PLAN TO
                        ATTEND THE ANNUAL MEETING  /  /



Signature(s)__________________________________________ Date________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

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